UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

Analog Devices, Inc.

(Exact name of Registrant as Specified in its Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Analog Way, Wilmington, MA	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Analog Devices, Inc. (the “Company”) approved: (a) the grant of a special performance stock option award to Vincent Roche, the Company’s Chief Executive Officer, exercisable for up to 460,000 shares of the Company’s common stock (the “Target Shares”), at an exercise price of $144.06 (the “CEO Performance Stock Option Award”), and (b) the grant of performance restricted stock units (the “Maxim Integration PRSUs”) to a select group of key employees, including the following executive officers (the “Officers”): 19,443 Maxim Integration PRSUs for Prashanth Mahendra-Rajah, Senior Vice President, Finance and Chief Financial Officer, 13,460 Maxim Integration PRSUs for John Hassett, Senior Vice President, Industrial and Consumer, and 13,460 Maxim Integration PRSUs for Martin Cotter, Senior Vice President, Worldwide Sales and Digital Marketing.

The Committee designed these two award types in consultation with Pearl Meyer, the Committee’s independent compensation consultant, with the following specific objectives in mind. First, to maintain a long-term focus on business transformation and sustained exceptional value creation, while integrating Maxim Integrated Products, Inc. (“Maxim”). Second, to reward and incentivize the timely, successful integration of Maxim and resulting accretive value created for shareholders. Lastly, to structure the awards to align with shareholder interests, be significantly at risk, and have a strong performance basis.

CEO Performance Stock Option Award

Since Mr. Roche’s tenure as CEO began in 2013, the Company’s total shareholder returns have increased 284% (vs. S&P500 of 168%, or 1.7x S&P500 over that time), and the Company’s market capitalization has increased by $40 billion. The CEO Performance Stock Option Award was granted to provide Mr. Roche with a strong incentive to create sustained exceptional growth in the Company and its stock price. The award carries a long-term performance period and rigorous stock price hurdles.

Before granting the CEO Performance Stock Option Award, the Committee considered the following factors:

•	the key role that Mr. Roche has played in leading and transforming the Company since he became CEO in 2013;

•	the rapid changes and consolidation taking place within the semi-conductor industry and the constant need to transform and grow within this highly competitive environment;

•	Mr. Roche’s unique depth of understanding of the Company, strength of leadership capability and vision to drive the long-term corporate strategy and continued success of the Company; and

•	the importance of continuing to motivate and reward continued exceptional shareholder value creation over an extended timeframe and ensure the alignment of interests with the Company’s shareholders.

The CEO Performance Stock Option Award was granted to Mr. Roche on December 15, 2020 (the “Grant Date”) under the terms of the Company’s 2020 Equity Incentive Plan (the “Plan”).

The CEO Performance Stock Option Award was granted in addition to Mr. Roche’s annual equity awards for the fiscal year ending October 30, 2021 (“fiscal 2021”) and vests subject to the satisfaction of certain challenging target price thresholds during a five-year period, measured on the basis of the average of the closing prices of the Company’s common stock over 70 consecutive trading days. 153,333, 153,333 and 153,334 will become exercisable if the target price thresholds of $180, $200 or $220 per share, respectively, are attained at any time during a five-year period from the Grant Date to December 15, 2025. A given target price threshold will be met, and the shares underlying the CEO Performance Stock Option Award that are associated with such threshold will become exercisable, when the Company’s average closing share price over 70 consecutive trading days is equal to or exceeds the threshold. If a threshold is attained, the earned number of shares will become exercisable one year after the attainment date, or if earlier, on December 15, 2025, in each case provided that Mr. Roche continues to serve as CEO (or in a substantially similar role, as determined by the Board) on the applicable vesting date. There is no linear interpolation between target price thresholds and a threshold may be met only once. The maximum number of shares underlying the CEO Performance Stock Option Award that may become exercisable is 460,000.

To determine meaningful but challenging target price thresholds, the Committee established a baseline stock price of $122.72, which was calculated as the 70-trading day average closing stock price on November 30, 2020. The target price thresholds were chosen to reward significant growth from the Company’s baseline stock price.

% of Target Shares that may be earned	Target Price Threshold Average closing price over 70 consecutive trading days	Share price % increase vs 70 trading day average on 11/30/2020 ($122.72)
33%	$180.00	47%
66%	$200.00	63%
100%	$220.00	79%

The Committee specifically determined to issue the CEO Performance Stock Option Award in the form of stock options such that Mr. Roche will only realize value from the award if significant increases in the Company’s stock price are sustained, thereby closely aligning with shareholder interests.

The foregoing summary of the terms of the CEO Performance Stock Option Award is qualified in its entirety by reference to the Non-Qualified Performance Stock Option Agreement – CEO Performance Stock Option Award, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Maxim Integration PRSUs

The Maxim Integration PRSUs were granted to a select group of key employees, including the Officers but excluding the CEO, on December 15, 2020 under the terms of the Plan. The Maxim Integration PRSUs were granted to promote the successful integration of Maxim and achievement of the Company’s synergy goals, and the recipients are key decision makers who have a responsibility to drive integration and cost synergy. These awards were granted in addition to the recipients’ annual equity awards for fiscal 2021.

The number of Maxim Integration PRSUs that may be earned will range from 0 to a maximum of 200% of the target amount of Maxim Integration PRSUs (the “Target Amount”) and will be determined according to the achievement of (i) a profitability gatekeeping threshold, (ii) cost synergy performance goals and (iii) an additional incentive for speed of delivery. Any shares earned will vest on the 60th day (the “Vesting Date”) following the period from December 15, 2020 until the two-year anniversary of the closing of the Maxim acquisition (the “Performance Period”). A number of Maxim Integration PRSUs ranging from 0 to 150% of the Target Amount will vest based on linear interpolation of the achievement of minimum, target and maximum thresholds of gross dollar amount of cost synergies following the closing date of the Maxim acquisition (the “Acquisition Date”) that take effect within the Performance Period or will take effect within the 12-month period immediately following the Performance Period as a result of a firm commitment made during the Performance Period (the “Synergy Performance Goal”). If the Maxim acquisition does not close, the awards will be cancelled. As an added incentive for a timely and successful integration, an additional number of Maxim Integration PRSUs equal to 50% of the Target Amount will also vest on the Vesting Date if the minimum Synergy Performance Goal is fully realized within 18 months following the Acquisition Date. Additionally, as a gatekeeping measure for any Maxim Integration PRSUs to vest, the combined company must maintain a minimum average non-GAAP operating profit before taxes for the last four fiscal quarters completed as of the end of the Performance Period as a percentage of revenue (“OPBT margin”). If the minimum average OPBT margin requirement is not met, then no Maxim Integration PRSUs will vest. The recipient must be employed on the Vesting Date in order for any of the Maxim Integration PRSUs to vest.

The foregoing summary of the terms of the Maxim Integration PRSUs is qualified in its entirety by reference to the form of Performance Restricted Stock Unit Agreement – Integration Award, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Non-Qualified Performance Stock Option Agreement – CEO Performance Stock Option Award

10.2	Form of Performance Restricted Stock Unit Agreement – Integration Award

101.INS	The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the inline XBRL document.

101.SCH	Inline XBRL Schema Document.**

101.CAL	Inline XBRL Calculation Linkbase Document.**

101.LAB	Inline XBRL Labels Linkbase Document.**

101.PRE	Inline XBRL Presentation Linkbase Document.**

101.DEF	Inline XBRL Definition Linkbase Document.**

104	Cover page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

**	Submitted electronically herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2020	ANALOG DEVICES, INC.

	By:	/s/ Margaret Seif
Margaret Seif
Chief People Officer and Chief Legal Officer